UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 25, 2013 (March 15, 2013)

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported in a Current Report on Form 8-K dated March 19, 2013 filed by Gramercy Capital  Corp. with the Securities and Exchange Commission, or the SEC, on March 19, 2013 (but effective as of March 15, 2013), we exited the commercial real estate finance business, or “Gramercy Finance”, and completed the sale of the collateral management and sub-special servicing agreements for our three CDOs, CDO 2005-1, CDO 2006-1 and CDO 2007-1, or the “CDOs”, to CWCapital Investments LLC, or "CWCapital", pursuant to a Sale and Purchase Agreement dated as of January 30, 2012, or the “Sale and Purchase Agreement”, for a gross sales price of $9.9 million and net proceeds of approximately $6.6 million in cash after expenses. Unless the context requires otherwise, all references to “we,” “our” and “us” mean Gramercy Capital Corp., a Maryland corporation, and one or more of its subsidiaries, including our operating partnership, GKK Capital LP.  The Sale and Purchase Agreement is more fully described in a Current Report on Form 8-K dated February 5, 2013 filed by Gramercy Capital  Corp. with the SEC on February 5, 2013 (but effective as of January 30, 2013).

On March 15, 2013, we completed the disposal of Gramercy Finance, and transferred to CWCapital the collateral management and sub-special servicing agreements for our three CDOs. As a result, we deconsolidated assets of $2.0 billion, including loans and lending investments, commercial mortgage-backed securities, real estate investments, and restricted cash, and liabilities related to the assets of $2.4 billion. We also retained subordinate bonds, preferred shares and ordinary shares, or the “Retained Interests”, which were previously eliminated in consolidation, and which may provide us with the potential to recoup additional proceeds over the remaining life of the CDOs based upon resolution of underlying assets within the CDOs, however, there is no guarantee that we will realize any proceeds from our equity position, or what the timing of these proceeds may be. In addition, we expect to receive additional cash proceeds for past CDO servicing advances when specific assets within the CDOs are liquidated. The sale marks our exit from the commercial real estate finance business and the recognition of the investment in the Retained Interests.

FORWARD LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of forward-looking expressions such as “ may, ” “ will, ” “ should, ” “ expect, ” “ believe, ” “ anticipate, ” “ estimate, ” “ intend, ” “ plan, ” “ project, ” “ continue, ” or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections, plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. The risks, uncertainties and contingencies that could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this report include, but are not limited to, our ability to realize any future cash flow or value from our Retained Interests in our CDOs and other factors discussed under Part II, Item 1A Risk Factors of our Annual Report on Form 10-K for fiscal year ended December 31, 2012 and those factors that may be contained in any filing we make with the SEC, including under “Cautionary Note Regarding Forward-Looking Information” under Part I, Item 2, and Part II, Item 1A Risk Factors of our Quarterly Reports on Form 10-Q.

We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which are filed with the SEC and you should not place undue reliance on those statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information. The Unaudited Pro Forma Condensed Consolidated Financial Statements of Gramercy Capital Corp. as of December 31, 2012, which give effect to disposal of Gramercy Finance and our exit from the commercial real estate finance business hereto as Exhibit 99.1 and incorporated by reference herein.

(c)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name:	Jon W. Clark
Title:	Chief Financial Officer

Dated:  March 25, 2013